Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated March 14, 2003 with respect to the consolidated financial statements of Central European Distribution Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG AUDIT SP. Z O.O.
Ernst & Young Audit Sp. zo.o.

August 12, 2003